NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Second Quarter 2011 Earnings

HAMILTON, Bermuda – July 27, 2011 -- Everest Re Group, Ltd. (NYSE: RE) reported second quarter 2011 after-tax operating income1, which excludes net realized capital gains and losses, of $134.0 million, or $2.46 per diluted common share, compared to after-tax operating income1 of $184.8 million, or $3.18 per diluted common share, in the second quarter of 2010. Net income, including net realized capital gains and losses, was $131.3 million, or $2.41 per diluted common share, for the second quarter of 2011 compared to $156.7 million, or $2.70 per diluted common share, for the same period last year.

For the six months ended June 30, 2011, the after-tax operating loss1 was $189.6 million, or $3.49 per common share, compared to after-tax operating income of $111.0 million or $1.89 per diluted common share, for the first six months of 2010. Including net realized capital gains and losses, the net loss was $184.6 million, or $3.40 per common share, for the first six months of 2011, compared to net income of $134.0 million, or $2.28 per diluted common share, for the same period in 2010.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “While volatility persisted into the second quarter with further catastrophe loss events, our business franchise and capital position remains strong. We continue to be disciplined in our approach to risk and pricing and we are pleased with the underwriting portfolio we have constructed through the recent renewal cycles. While premium has come down modestly, overall we are achieving higher risk-adjusted returns on our business.”

Operating highlights for the second quarter of 2011 included the following:

•
Gross written premiums decreased 2.5% to $987.9 million compared to the same period in 2010. Excluding the impact of foreign exchange and reinstatement premiums, gross written premiums were down 5.5% in the quarter and 2% year-to-date, primarily driven by a continued reduction in casualty business.

•
Total pre-tax catastrophe losses, net of reinstatement premiums, were $113 million in the current quarter compared to $64.6 million in the second quarter of 2010. On an after-tax basis, net catastrophe losses amounted to $90 million in the quarter, or $1.65 per diluted common share. These losses were higher than previously announced due to the late reporting by a single client of increased exposures to the New Zealand earthquake that occurred earlier this year.

•
The current quarter loss ratio was 70.8% compared to 65.1% in 2010. Excluding the impact of net catastrophe losses, related reinstatement premiums, and favorable prior period loss development, the current year attritional loss ratio was 59.7%, a modest increase when compared to the 59.3% reported for last year’s second quarter.

•	Net investment income for the quarter was $158.6 million, a decline of 4% when compared to last year, driven by declining reinvestment rates and lower income on limited partnership investments.
•	Net after-tax realized capital losses amounted to $2.7 million for the quarter compared to net after-tax realized capital losses of $28.1 million in the same period last year.
•	Net after-tax unrealized capital gains increased $111.6 million during the quarter, primarily due to changes in interest rates.
•	Cash flow from operations was $150.6 million compared to $221.5 million for the same period in 2010.
•	For the quarter, the annualized after-tax operating income1 return on average adjusted shareholders’ equity2 was 9.5% compared to 13.1% in 2010.
•
During the quarter, the Company did not repurchase any of its common shares. For the year, the Company repurchased 428,038 of its common shares for a total cost of $37.6 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 3.0 million shares available.

•
Shareholders’ equity ended the quarter at $6.2 billion, down 2% from the $6.3 billion at December 31, 2010. Book value per share was $113.21 as of June 30, 2011 compared to $115.45 at December 31, 2010.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on July 28, 2011. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(Dollars in thousands, except per share amounts)	2011		2010		2011		2010
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$131,312	$2.41	$156,673	$2.70	$(184,582)	$(3.40)	$134,021	$2.28
After-tax net realized capital gains (losses)	(2,661)	(0.05)	(28,141)	(0.48)	5,007	0.09	23,000	0.39
After-tax operating income (loss)	$133,971	$2.46	$184,814	$3.18	$(189,590)	$(3.49)	$111,021	$1.89

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2011	2010	2011	2010
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,039,835	$989,899	$2,051,281	$1,917,201
Net investment income	158,618	165,731	337,323	327,230
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	-	-	(14,767)	-
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	(4,845)	(41,693)	22,078	31,025
Total net realized capital gains (losses)	(4,845)	(41,693)	7,311	31,025
Net derivative gain (loss)	(3,371)	(22,304)	4,154	(19,250)
Other income (expense)	(13,446)	7,798	(16,833)	13,137
Total revenues	1,176,791	1,099,431	2,383,236	2,269,343

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	735,789	643,948	1,985,565	1,550,804
Commission, brokerage, taxes and fees	237,374	236,493	473,831	449,155
Other underwriting expenses	45,897	41,747	90,853	80,691
Corporate expenses	3,790	3,887	7,718	8,462
Interest, fees and bond issue cost amortization expense	13,116	13,016	26,114	29,658
Total claims and expenses	1,035,966	939,091	2,584,081	2,118,770

INCOME (LOSS) BEFORE TAXES	140,825	160,340	(200,845)	150,573
Income tax expense (benefit)	9,513	3,667	(16,263)	16,552

NET INCOME (LOSS)	$131,312	$156,673	$(184,582)	$134,021
Other comprehensive income (loss), net of tax	123,066	65,889	128,145	94,828

COMPREHENSIVE INCOME (LOSS)	$254,378	$222,562	$(56,437)	$228,849

EARNINGS PER COMMON SHARE:
Basic	$2.42	$2.70	$(3.40)	$2.29
Diluted	2.41	2.70	(3.40)	2.28
Dividends declared	0.48	0.48	0.96	0.96

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2011	2010
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,456,773	$12,450,469
(amortized cost: 2011, $11,924,068; 2010, $12,011,336)
Fixed maturities - available for sale, at fair value	128,337	180,482
Equity securities - available for sale, at market value (cost: 2011, $452,942; 2010, $363,283)	461,503	363,736
Equity securities - available for sale, at fair value	1,012,214	721,449
Short-term investments	784,681	785,279
Other invested assets (cost: 2011, $581,803; 2010, $603,681)	581,588	605,196
Cash	411,523	258,408
Total investments and cash	15,836,619	15,365,019
Accrued investment income	144,322	148,990
Premiums receivable	1,007,428	844,832
Reinsurance receivables	693,952	684,718
Funds held by reinsureds	350,595	379,616
Deferred acquisition costs	352,067	383,769
Prepaid reinsurance premiums	95,210	133,007
Deferred tax asset	129,605	149,101
Federal income taxes recoverable	158,943	147,988
Other assets	235,176	170,931
TOTAL ASSETS	$19,003,917	$18,407,971

LIABILITIES:
Reserve for losses and loss adjustment expenses	$10,145,655	$9,340,183
Future policy benefit reserve	62,608	63,002
Unearned premium reserve	1,348,332	1,455,219
Funds held under reinsurance treaties	100,544	99,213
Commission reserves	37,330	45,936
Other net payable to reinsurers	20,136	47,519
Revolving credit borrowings	40,000	50,000
5.4% Senior notes due 10/15/2014	249,835	249,812
6.6% Long term notes due 5/1/2067	238,352	238,351
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	4,789	4,793
Equity index put option liability	54,313	58,467
Other liabilities	219,568	142,062
Total liabilities	12,851,359	12,124,454

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2011) 66,363
and (2010) 66,017 outstanding before treasury shares	664	660
Additional paid-in capital	1,878,242	1,863,031
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $121,456 at 2011 and $102,868 at 2010	460,403	332,258
Treasury shares, at cost; 12,017 shares (2011) and 11,589 shares (2010)	(1,019,091)	(981,480)
Retained earnings	4,832,340	5,069,048
Total shareholders' equity	6,152,558	6,283,517
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$19,003,917	$18,407,971

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2011	2010	2011	2010
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$131,312	$156,673	$(184,582)	$134,021
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(35,074)	2,624	(153,497)	(5,135)
Decrease (increase) in funds held by reinsureds, net	22,645	(11,156)	39,488	(13,585)
Decrease (increase) in reinsurance receivables	537	(29,147)	17,755	(62,291)
Decrease (increase) in deferred tax asset	(17,582)	(11,853)	1,658	(5,064)
Decrease (increase) in prepaid reinsurance premiums	22,319	(13,098)	39,346	(12,688)
Increase (decrease) in reserve for losses and loss adjustment expenses	146,938	30,445	693,385	449,390
Increase (decrease) in future policy benefit reserve	(176)	(434)	(394)	(569)
Increase (decrease) in unearned premiums	(106,556)	(28,341)	(113,687)	13,257
Change in equity adjustments in limited partnerships	(14,309)	(16,091)	(50,614)	(32,255)
Change in other assets and liabilities, net	(21,301)	86,141	23,947	30,264
Non-cash compensation expense	4,212	3,589	7,658	7,130
Amortization of bond premium (accrual of bond discount)	12,818	10,454	25,570	21,339
Amortization of underwriting discount on senior notes	12	11	24	53
Net realized capital (gains) losses	4,845	41,693	(7,311)	(31,025)
Net cash provided by (used in) operating activities	150,640	221,510	338,746	492,842

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	372,401	369,775	810,665	783,165
Proceeds from fixed maturities matured/called - available for sale, at fair value	5,875	-	12,775	-
Proceeds from fixed maturities sold - available for sale, at market value	336,770	238,940	867,680	723,462
Proceeds from fixed maturities sold - available for sale, at fair value	17,168	6,115	50,120	8,612
Proceeds from equity securities sold - available for sale, at market value	110	712	27,206	712
Proceeds from equity securities sold - available for sale, at fair value	37,000	51,400	93,667	72,742
Distributions from other invested assets	40,535	19,630	127,094	30,360
Cost of fixed maturities acquired - available for sale, at market value	(582,696)	(938,124)	(1,537,328)	(1,961,623)
Cost of fixed maturities acquired - available for sale, at fair value	(7,148)	(9,486)	(15,224)	(23,680)
Cost of equity securities acquired - available for sale, at market value	(28,683)	(1,426)	(115,811)	(1,426)
Cost of equity securities acquired - available for sale, at fair value	(213,658)	(38,095)	(342,300)	(80,417)
Cost of other invested assets acquired	(27,544)	(10,034)	(52,102)	(37,078)
Cost of businesses acquired	-	-	(63,100)	-
Net change in short-term investments	(130,222)	209,878	2,717	291,897
Net change in unsettled securities transactions	175,061	(58,493)	47,201	(11,195)
Net cash provided by (used in) investing activities	(5,031)	(159,208)	(86,740)	(204,469)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	5,879	128	7,557	849
Purchase of treasury shares	-	(200,079)	(37,611)	(247,111)
Revolving credit borrowings	-	133,000	(10,000)	133,000
Net cost of senior notes maturing	-	-	-	(200,000)
Dividends paid to shareholders	(26,081)	(27,556)	(52,126)	(55,840)
Net cash provided by (used in) financing activities	(20,202)	(94,507)	(92,180)	(369,102)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,969	9,499	(6,711)	24,584

Net increase (decrease) in cash	127,376	(22,706)	153,115	(56,145)
Cash, beginning of period	284,147	214,159	258,408	247,598
Cash, end of period	$411,523	$191,453	$411,523	$191,453

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(24,471)	$(48,597)	$(12,546)	$(35,838)
Interest paid	20,259	20,160	25,778	34,361

Non-cash transaction:
Net assets acquired and liabilities assumed from business acquisitions	-	-	19,130	-